Exhibit 99.1

CIMG Inc. Announces Agreements with Certain Distributors to Sell Maca Beverage in Lawson and uSmile PetroChina Stores

Beijing, China, November 21, 2024 — CIMG Inc. (“CIMG” or the “Company”) (NASDAQ: IMG), a company with a heritage in specialty coffee and an emerging business in broader consumer food and beverage products, today announced that Zhongyan Shangyue Technology Co., Ltd (“Zhongyan Shangyue”) , a PRC subsidiary of CIMG, has signed a distribution contract with Beijing Wangbo Chengda Trading Co., Ltd. (“Wangbo Trading”), according to which Wangbo Trading has the distribution right to sell Maca Noni, a beverage product of CIMG, in no fewer than 550 Lawson convenience stores from October 22, 2024 to October 21, 2025, in the following areas in People’s Republic of China: city of Beijing, city of Tianjin, and Hebei Province.

CIMG also announced that Zhongyan Shangyue has signed contracts with multiple PRC-based distribution companies, including Guangdong Jixinsheng Trading Co., Ltd., Shanghai Qingshuteng Trading Co., Ltd., Sichuan Haohua Dinghui Trading Co., Ltd., and Shanghai Jinxianfang Trading Co., Ltd. The Company aims to place Maca Noni drinks gradually to a significant number of retail stores with the help of these distribution companies, targeting within the next three years at selling and distributing Maca Noni at 25,000 convenience stores of uSmile PetroChina, 400 convenience stores of Guangdong Petroleum Co., Ltd, 129 convenience stores at Chengdu Energy Gas Stations in Sichuan Province, and no fewer than 300 self-service vending machines within the next 12 months.

Ms. Jianshang Wang, the Chairwoman of the Board of Directors and Chief Executive Officer of CIMG, commented: “The Company is in the early stages of transforming itself into a leading digital marketing, sales, and distribution company for consumer products. Maca Noni is the first plant-based beverage product launched by the Company in 2024 and the first product for the company to explore the Chinese market. In the future, the Company will launch more new products, develop additional retail channels, accelerate business development, and promote performance growth.”

About CIMG Inc.

CIMG Inc. is a digital marketing, sales and distribution company for various consumer products with focuses on food and beverages. Dedicated to reshaping the digital marketing and distribution with technological applications, the Company endeavors to create greater commercial value for its business partners and therefore enhance its own enterprise value and shareholders’ value of their stake in the Company. The Company has a professional branding and marketing management system, which can quickly help partnering enterprises achieve their connection, management, and operation of marketing channels globally.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary for its operations, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

http://www.ccmg.tech

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